Exhibit 99.1

For Immediate Release Citigroup Inc. (NYSE: C) April 14, 2014

CITIGROUP REPORTS FIRST QUARTER 2014 EARNINGS PER SHARE OF $1.23;

$1.30 EXCLUDING CVA/DVA(1) AND TAX ITEM(2)

NET INCOME OF $3.9 BILLION; $4.1 BILLION EXCLUDING CVA/DVA AND TAX ITEM

REVENUES OF $20.1 BILLION

NET INTEREST MARGIN INCREASED TO 2.90%

NET CREDIT LOSSES OF $2.4 BILLION DECLINED 15% VERSUS PRIOR YEAR PERIOD

LOAN LOSS RESERVE RELEASE OF $673 MILLION VERSUS $650 MILLION IN PRIOR YEAR

REDUCED DEFERRED TAX ASSETS BY APPROXIMATELY $1.1 BILLION

ESTIMATED BASEL III TIER 1 COMMON RATIO OF 10.4%(3)
ESTIMATED BASEL III SUPPLEMENTARY LEVERAGE RATIO OF 5.6%(4)

BOOK VALUE PER SHARE INCREASED TO $66.25

TANGIBLE BOOK VALUE PER SHARE(5) INCREASED TO $56.40

CITIGROUP DEPOSITS OF $966 BILLION GREW 3% VERSUS PRIOR YEAR PERIOD

CITICORP LOANS OF $575 BILLION GREW 7% VERSUS PRIOR YEAR PERIOD

CITI HOLDINGS ASSETS OF $114 BILLION DECLINED 23% FROM PRIOR YEAR PERIOD
AND REPRESENTED 6% OF TOTAL CITIGROUP ASSETS AT QUARTER END

New York, April 14, 2014 — Citigroup Inc. today reported net income for the first quarter 2014 of $3.9 billion, or $1.23 per diluted share, on revenues of $20.1 billion.  This compared to net income of $3.8 billion, or $1.23 per diluted share, on revenues of $20.2 billion for the first quarter 2013.

CVA/DVA was $7 million ($4 million after-tax) in the first quarter, compared to negative $319 million (negative $198 million after-tax) in the prior year period.  First quarter 2014 results included a $210 million tax charge (recorded in Corporate/Other) related to corporate tax reforms enacted in two states.  These reforms lowered marginal tax rates, resulting in a reduction in Citigroup’s state deferred tax assets.  Excluding CVA/DVA, first quarter revenues of $20.1 billion were down 2% from the prior year period.  Excluding CVA/DVA and the tax item, first quarter 2014 earnings were $1.30 per diluted share, representing a 1% increase from prior year earnings of $1.29 per diluted share.

Michael Corbat, Chief Executive Officer of Citi, said, “Despite a quarter that was difficult for our company, we delivered strong results.  Both our consumer and institutional businesses performed well and we grew both loans and deposits while holding the line on our expenses.  We reduced our deferred tax assets more than any other quarter since the crisis and drove Citi Holdings closer to break even.

“$4 billion in net income helped generate $6 billion in regulatory capital during the quarter and increased our estimated Tier 1 Common ratio to 10.4% on a Basel III basis.  Very cognizant of our shareholders desire to see a sustainable return of capital, we are engaged with the Fed to better understand their expectations regarding the CCAR process.  We are committed to bringing our capital planning process to the highest possible standards, befitting an institution of our global reach.  I will dedicate whatever resources and make whatever changes necessary to achieve this critical goal,” Mr. Corbat concluded.

Citigroup
($ in millions, except per share amounts)	1Q’14	4Q’13	1Q’13	QoQ%	YoY%
Citicorp	18,668	16,472	19,343	13%	-3%
Citi Holdings	1,456	1,307	905	11%	61%
Total Revenues	$20,124	$17,779	$20,248	13%	-1%

Adjusted Revenues(a)	$20,117	$17,943	$20,567	12%	-2%

Expenses	$12,149	$12,292	$12,288	-1%	-1%

Adjusted Expenses(a)	$12,149	$11,932	$12,288	2%	-1%

Net Credit Losses	2,439	2,547	2,878	-4%	-15%
Loan Loss Reserve Build/(Release)(b)	(673)	(670)	(650)	0%	-4%
Provision for Benefits and Claims	208	195	231	7%	-10%
Total Cost of Credit	$1,974	$2,072	$2,459	-5%	-20%

Income (Loss) from Cont. Ops. Before Taxes	$6,001	$3,415	$5,501	76%	9%
Provision for Income Taxes	2,050	1,090	1,570	88%	31%
Income from Continuing Operations	$3,951	$2,325	$3,931	70%	1%
Net income (loss) from Disc. Ops.	37	181	(33)	-80%	NM
Non-Controlling Interest	45	50	90	-10%	-50%
Citigroup Net Income	$3,943	$2,456	$3,808	61%	4%

Adjusted Net Income(a)	$4,149	$2,602	$4,006	59%	4%

Estimated Basel III Tier 1 Common ratio(c)	10.4%	10.1%	9.3%
Estimated Basel III Supplementary Leverage ratio(d)	5.6%	5.4%	N/A
Return on Common Equity	7.8%	4.8%	8.2%
Book Value per Share	$66.25	$65.23	$62.51	2%	6%
Tangible Book Value per Share	$56.40	$55.31	$52.35	2%	8%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods, the impact of the Credicard divestiture in 4Q’13, the net fraud loss in 4Q’13 relating to the fraud discovered in Mexico (for additional information, please see Citi’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 28, 2014) and the tax item in 1Q’14. Citigroup’s results of operations excluding these items are non-GAAP financial measures. For a reconciliation of these measures to reported results, see Appendix B.

(b) Includes provision for unfunded lending commitments.

(c) Citigroup’s estimated Basel III Tier 1 Common ratio is a non-GAAP financial measure.  For additional information, please refer to Footnote 3.  4Q’13 estimated Basel III Tier 1 Common ratio was adjusted to include, on a pro forma basis, approximately $56B of additional operational risk risk-weighted assets related to Citigroup’s approved exit from Basel III parallel reporting, effective in 2Q’14.

(d) Citigroup’s estimated Basel III Supplementary Leverage ratio is a non-GAAP financial measure. For additional information, please refer to Footnote 4.

Citigroup

Citigroup revenues of $20.1 billion in the first quarter 2014 declined 1% from the prior year period.  Excluding CVA/DVA in both periods, revenues declined 2% from the prior year period.  This decrease was driven by a 5% decline in Citicorp revenues, primarily due to a decline in Fixed Income Markets revenues in Institutional Clients Group (ICG) and lower U.S. mortgage refinancing activity in North America Global Consumer Banking (GCB), which was partially offset by higher Citi Holdings revenues.

Citigroup’s net income rose to $3.9 billion in the first quarter 2014 from $3.8 billion in the prior year period.  Excluding the impact of CVA/DVA in both periods and the tax item in the first quarter 2014, Citigroup net income increased 4% versus the prior year period driven by lower expenses and lower net credit losses, partially offset by the lower revenues and a higher effective tax rate.  Operating expenses of $12.1 billion were 1% lower than the prior year period, driven by efficiency savings and the overall decline in Citi Holdings assets, partially offset by higher regulatory and compliance costs, legal and related expenses and repositioning charges in the current quarter.  Operating expenses in the first quarter 2014 included $945 million of legal and related expenses, compared to $710 million in the prior year period, and $211 million of repositioning charges, compared to $148 million in the prior year period.  Citigroup’s cost of credit in the first quarter 2014 was $2.0 billion, a decrease of 20% from the prior year period, primarily reflecting a $439 million improvement in net credit losses.  Excluding CVA/DVA in both periods and the tax item in the first quarter 2014, Citi’s effective tax rate was 31% in the current quarter compared to a 29% rate in the prior year period.

Citigroup’s allowance for loan losses was $18.9 billion at quarter end, or 2.87% of total loans, compared to $23.7 billion, or 3.70% of total loans, at the end of the prior year period.  The $673 million net release of loan loss reserves in the current quarter compared to a $650 million release in the prior year period.  Citigroup asset quality continued to improve as total non-accrual assets fell to $9.0 billion, a 19% reduction compared to the first quarter 2013.  Corporate non-accrual loans declined 35% to $1.6 billion, while consumer non-accrual loans declined 14% to $7.0 billion.

Citigroup’s capital levels and book value per share increased versus the prior year period.  As of quarter end, book value per share was $66.25 and tangible book value per share was $56.40, 6% and 8% increases, respectively, versus the prior year period.  At quarter end, Citigroup’s estimated Basel III Tier 1 Common ratio was 10.4%, up from 9.3% in the prior year period, driven by growth in retained earnings and deferred tax asset (DTA) utilization, partially offset by an increase in risk-weighted assets.  During the first quarter of 2014, Citigroup added approximately $56 billion of operational risk risk-weighted assets as part of its transition to Basel III “advanced approaches” effective in the second quarter 2014.  Citigroup reduced its DTA by approximately $1.1 billion in the first quarter 2014.  Citigroup’s estimated Basel III Supplementary Leverage ratio for the first quarter 2014 was 5.6%.

Citicorp
($ in millions)	1Q’14	4Q’13	1Q’13	QoQ%	YoY%
Global Consumer Banking	9,293	9,469	9,746	-2%	-5%
Institutional Clients Group	9,234	7,044	9,591	31%	-4%
Corporate/Other	141	(41)	6	NM	NM
Total Revenues	$18,668	$16,472	$19,343	13%	-3%

Adjusted Revenues(a)	$18,675	$16,637	$19,653	12%	-5%

Expenses	$10,605	$10,799	$10,771	-2%	-2%

Adjusted Expenses(a)	$10,605	$10,439	$10,771	2%	-2%

Net Credit Losses	1,920	1,812	1,948	6%	-1%
Loan Loss Reserve Build/(Release)(b)	(328)	(130)	(299)	NM	-10%
Provision for Benefits and Claims	53	52	63	2%	-16%
Total Cost of Credit	$1,645	$1,734	$1,712	-5%	-4%

Net Income	$4,227	$2,888	$4,612	46%	-8%

Adjusted Net Income(a)	$4,441	$3,034	$4,804	46%	-8%

Adjusted Revenues(a)
North America	8,342	7,199	8,789	16%	-5%
EMEA	3,110	2,411	3,306	29%	-6%
LATAM	3,372	3,550	3,540	-5%	-5%
Asia	3,710	3,518	4,012	5%	-8%
Corporate/Other	141	(41)	6	NM	NM

Adjusted Income from Continuing Ops.(a)
North America	2,310	1,321	2,392	75%	-3%
EMEA	783	413	770	90%	2%
LATAM	653	806	834	-19%	-22%
Asia	950	804	1,091	18%	-13%
Corporate/Other	(248)	(256)	(165)	3%	-50%

EOP Assets ($B)	1,781	1,763	1,733	1%	3%
EOP Loans ($B)(c)	575	573	539	0%	7%
EOP Deposits ($B)	937	932	868	1%	8%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods, the impact of the Credicard divestiture in 4Q’13, the Mexico net fraud loss in 4Q’13 and the tax item in 1Q’14. For a reconciliation of these measures to reported results, see Appendix B.

(b) Includes provision for unfunded lending commitments.

(c) EOP Loans include Credicard loans of $3.1B in 1Q’13. Credicard was moved to discontinued operations as of 2Q’13.

Citicorp

Citicorp revenues of $18.7 billion in the first quarter 2014 declined 3% from the prior year period.  CVA/DVA, reported within ICG, was negative $7 million in the first quarter 2014, compared to negative $310 million in the prior year period.  Excluding CVA/DVA, revenues were down 5% from the first quarter 2013, reflecting declines in both GCB and ICG revenues of 5% and 7%, respectively.  Corporate/Other revenues were $141 million versus $6 million in the prior year period.

Citicorp net income decreased 8% from the prior year period to $4.2 billion.  CVA/DVA, reported within ICG, was negative $4 million (after-tax) in the first quarter 2014, compared to negative $192 million (after-tax) in the prior year period.  Excluding CVA/DVA and the tax item in the first quarter 2014, net income declined 8% compared to the prior year period, as the lower revenues were partially offset by lower expenses and lower cost of credit.

Citicorp operating expenses decreased 2% from the prior year period to $10.6 billion primarily reflecting efficiency savings, partially offset by higher regulatory and compliance costs, legal and related expenses and repositioning charges in the current quarter.

Citicorp cost of credit of $1.6 billion in the first quarter 2014 declined 4% from the prior year period.  The decline reflected both a 1% decline in net credit losses as well as a higher net loan loss reserve release, which increased 10% versus the prior year period.  Citicorp’s consumer loans 90+ days delinquent declined 1% from the prior year period to $2.9 billion, and the 90+ days delinquency ratio decreased 4 basis points to 0.99% of loans.

Citicorp end of period loans grew 7% versus the prior year period to $575 billion, with 12% growth in corporate loans to $279 billion and 2% growth in consumer loans to $296 billion.  The growth in consumer loans reflected the acquisition of Best Buy’s U.S. credit card portfolio in the third quarter 2013.

Global Consumer Banking
($ in millions)	1Q’14	4Q’13	1Q’13	QoQ%	YoY%
North America	4,783	4,874	5,110	-2%	-6%
EMEA	347	358	368	-3%	-6%
LATAM	2,268	2,403	2,308	-6%	-2%
Asia	1,895	1,834	1,960	3%	-3%
Total Revenues	$9,293	$9,469	$9,746	-2%	-5%

Expenses	$5,190	$5,361	$5,352	-3%	-3%

Net Credit Losses	1,786	1,787	1,909	0%	-6%
Loan Loss Reserve Build/(Release)(a)	(221)	(9)	(325)	NM	32%
Provision for Benefits and Claims	53	52	63	2%	-16%
Total Cost of Credit	$1,618	$1,830	$1,647	-12%	-2%

Net Income	$1,719	$1,539	$1,820	12%	-6%

Income from Continuing Operations
North America	1,020	858	1,074	19%	-5%
EMEA	15	(1)	1	NM	NM
LATAM	311	371	356	-16%	-13%
Asia	381	313	394	22%	-3%

(in billions of dollars)
Avg. Cards Loans(b)	144	145	144	-1%	0%
Avg. Retail Banking Loans	152	151	147	1%	4%
Avg. Deposits	330	329	330	0%	0%
Investment Sales	27	23	28	16%	-2%
Cards Purchase Sales	85	99	84	-14%	2%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Includes provision for unfunded lending commitments.

(b) Average Card Loans include Credicard loans of $3.2B in 1Q’13. Credicard was moved to discontinued operations as of 2Q’13.

Global Consumer Banking

GCB revenues of $9.3 billion declined 5% from the prior year period, as significantly lower U.S. mortgage refinancing activity and continued spread compression globally more than offset the impact of the Best Buy portfolio acquisition and ongoing volume growth in most international businesses.

GCB net income declined 6% versus the prior year period to $1.7 billion, reflecting the decline in revenues, partially offset by lower expenses, lower cost of credit and a lower effective tax rate.  Operating expenses declined 3% versus the prior year period, reflecting ongoing efficiency savings, partially offset by volume-related growth and the impact of the Best Buy acquisition.

North America GCB revenues declined 6% to $4.8 billion versus the prior year period driven mainly by lower retail banking revenues, partially offset by higher retail services revenues.  Retail banking revenues declined 28% to $1.1 billion from the first quarter 2013, primarily reflecting the lower U.S. mortgage refinancing activity as well as ongoing spread compression, partially offset by 4% growth in average deposits and 4% growth in average loans.  Citi-branded cards revenues were roughly flat versus the prior year period at $2.0 billion, reflecting improvement in net interest spreads and growth in purchase sales, offset by a 3% decline in average loans.  Citi retail services revenues increased 8% to $1.6 billion, reflecting the impact of the Best Buy portfolio acquisition.

North America GCB net income was $1.0 billion, 5% lower than the first quarter 2013, driven by the decline in revenues and a reduction in loan loss reserve releases, partially offset by lower operating expenses, a decline in net credit losses and a lower effective tax rate.  Operating expenses declined by 3% versus the prior year period to $2.4 billion, reflecting ongoing cost reduction initiatives and the repositioning of the mortgage business resulting from the decline in refinancing activity, partially offset by the impact of the Best Buy portfolio acquisition.

North America GCB credit quality continued to improve as net credit losses of $1.1 billion decreased 12% versus the prior year period.  Net credit losses improved in Citi-branded cards (down 15% to $587 million), Citi retail services (down 5% to $481 million) and in retail banking (down 36% to $35 million) versus the prior year period.  Delinquency rates improved in Citi-branded cards and Citi retail services versus the prior year period and ended the quarter at close to historically low levels.  The reserve release in the first quarter 2014 was $269 million, $101 million lower than in the first quarter 2013.

International GCB revenues declined 3% versus the first quarter 2013 to $4.5 billion on a reported basis.  On a constant dollar basis,(6) international GCB revenues were up 3% versus the first quarter 2013 driven by growth in Latin America and Asia, partially offset by a decline in EMEA.  In constant dollars, revenues in Latin America increased 5% to $2.3 billion as volume growth more than offset spread compression, and in Asia, revenues increased 1% to $1.9 billion as fee revenue growth was partially offset by the ongoing impact of regulatory changes as well as continued franchise repositioning in Korea.  In EMEA, revenues declined 2% in constant dollars to $347 million, primarily due to the previously-announced market exits over the past year.

International GCB net income declined 6% from the prior year period to $700 million on a reported basis and declined 2% in constant dollars.  On a constant dollar basis, higher expenses and higher credit costs more than offset the higher revenues.  Operating expenses in the first quarter 2014 increased 2% in constant dollars (decreased 3% on a reported basis) driven by investments and increased regulatory and compliance costs, partially offset by efficiency savings, while credit costs increased 12% versus the prior year (increased 4% on a reported basis) driven by portfolio growth and seasoning.

International GCB credit quality remained largely stable.  On a reported basis, net credit losses rose 4% to $683 million, primarily reflecting the impact of portfolio growth as well as portfolio seasoning in Latin America.  The international net credit loss rate was 1.98% of average loans in the first quarter 2014, compared to 1.93% in the prior year period (excluding Credicard loans of $3.2 billion in first quarter 2013).

Institutional Clients Group
($ in millions)	1Q’14	4Q’13	1Q’13	QoQ%	YoY%
Treasury & Trade Solutions	1,948	1,938	1,926	1%	1%
Investment Banking	1,052	1,146	1,167	-8%	-10%
Private Bank	668	599	629	12%	6%
Corporate Lending(a)	415	395	335	5%	24%
Total Banking	4,083	4,078	4,057	0%	1%
Fixed Income Markets	3,850	2,375	4,687	62%	-18%
Equity Markets	883	484	779	82%	13%
Securities Services	561	554	566	1%	-1%
Other	(119)	(143)	(164)	17%	27%
Total Markets & Securities Services	5,175	3,270	5,868	58%	-12%
Adjusted Revenues(b)	$9,258	$7,348	$9,925	26%	-7%
Gain / (loss) on Loan Hedges	(17)	(139)	(24)	88%	29%
Total Revenues ex-CVA / DVA	9,241	7,209	9,901	28%	-7%
CVA/DVA	(7)	(165)	(310)	96%	98%
Total Revenues	$9,234	$7,044	$9,591	31%	-4%

Expenses	$4,994	$5,245	$5,079	-5%	-2%

Adjusted Expenses(c)	$4,994	$4,885	$5,079	2%	-2%

Net Credit Losses	134	25	39	NM	NM
Credit Reserve Build/(Release)(d)	(107)	(121)	26	12%	NM
Total Cost of Credit	$27	$(96)	$65	NM	-58%

Net Income	$2,939	$1,450	$3,020	NM	-3%

Adjusted Net Income(c)	$2,943	$1,785	$3,212	65%	-8%

Adjusted Revenues(c)
North America	3,559	2,325	3,679	53%	-3%
EMEA	2,763	2,053	2,938	35%	-6%
LATAM	1,104	1,147	1,232	-4%	-10%
Asia	1,815	1,684	2,052	8%	-12%

Adjusted Income from Continuing Ops.(c)
North America	1,290	463	1,318	NM	-2%
EMEA	768	414	769	86%	0%
LATAM	342	435	478	-21%	-28%
Asia	569	491	697	16%	-18%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes gain / (loss) on loan hedges.

(b) Excludes CVA / DVA and gain / (loss) on loan hedges.

(c) Excludes, as applicable, CVA / DVA in all periods and the Mexico net fraud loss in 4Q’13. For a reconciliation of these measures to reported results, see Appendix B.

(d) Includes provision for unfunded lending commitments.

Institutional Clients Group

ICG revenues declined 4% from the prior year period to $9.2 billion.  Excluding the impact of the negative $7 million of CVA/DVA in the first quarter 2014 (compared to negative $310 million in the prior year period), revenues were $9.2 billion, 7% lower than the prior year period, primarily reflecting a decline in Fixed Income Markets and Investment Banking revenues, partially offset by higher Equity Markets, Corporate Lending and Private Bank revenues.

Banking revenues of $4.1 billion increased 1% from the prior year period, primarily reflecting growth in Corporate Lending and Private Bank revenues, partially offset by lower Investment Banking revenues.  Investment Banking revenues decreased 10% versus the prior year period, driven by a 19% decline in debt underwriting revenues to $578 million and a 14% decline in advisory revenues to $175 million, partially offset by 20% growth in equity underwriting revenues to $299 million.  Private Bank revenues increased 6% to $668 million from the prior year period (excluding $3 million of CVA/DVA, versus negative $1 million in the first quarter 2013), driven by growth in investments and capital markets products.  Corporate Lending revenues increased 28% to $398 million, including $17 million of mark-to-market losses on hedges related to accrual loans compared to a $24 million loss in the prior year period.(7)  Excluding the mark-to-market impact on hedges related to accrual loans, Corporate Lending revenues rose 24% versus the prior year period to $415 million as higher loan balances and lower funding costs were partially offset by lower loan yields.  Treasury and Trade Solutions revenues increased 1% versus the prior year period as growth in fees and volumes were partially offset by the ongoing impact of spread compression globally.

Markets and Securities Services revenues of $5.2 billion (excluding negative $10 million of CVA/DVA, versus negative $309 million in the first quarter 2013) declined 12% from the prior year period.  Fixed Income Markets revenues of $3.9 billion in the first quarter 2014 (excluding negative $26 million of CVA/DVA) declined 18% from the prior year period, reflecting the uncertain global macro environment as well as strong performance in the prior year in securitized products and local markets rates and currencies.  Equity Markets revenues of $883 million (excluding $16 million of CVA/DVA) were up 13% versus the prior year period, driven by improved derivatives revenues.  Securities Services revenues declined 1% versus the prior year period reflecting lower net interest revenue, partially offset by an increase in assets under custody and overall customer activity.

ICG net income was $2.9 billion in the first quarter 2014.  Excluding CVA/DVA, net income declined 8% to $2.9 billion from the prior year period, primarily reflecting the decline in revenues, partially offset by a decline in operating expenses and lower credit costs.  Operating expenses declined 2% to $5.0 billion due to reduced headcount and lower incentive compensation, partially offset by higher regulatory and compliance costs, legal and related expenses and repositioning charges in the current quarter.

ICG average loans grew 12% versus the prior year period to $272 billion while deposits increased 10% to $574 billion.

Citi Holdings
($ in millions)	1Q’14	4Q’13	1Q’13	QoQ%	YoY%
Total Revenues	$1,456	$1,307	$905	11%	61%

Adjusted Revenues(a)	$1,442	$1,306	$914	10%	58%

Expenses	$1,544	$1,493	$1,517	3%	2%

Net Credit Losses	519	735	930	-29%	-44%
Loan Loss Reserve Build/(Release)(b)	(345)	(540)	(351)	36%	2%
Provision for Benefits and Claims	155	143	168	8%	-8%
Total Cost of Credit	$329	$338	$747	-3%	-56%

Net Income (Loss)	$(284)	$(432)	$(804)	34%	65%

Adjusted Net Income(a)	$(292)	$(432)	$(798)	32%	63%

EOP Assets ($ in billions)	114	117	149	-3%	-23%
EOP Loans ($B)	90	93	108	-4%	-17%
EOP Deposits ($B)	29	36	66	-19%	-56%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods.

(b) Includes provision for unfunded lending commitments.

Citi Holdings

Citi Holdings revenues in the first quarter 2014 increased 61% versus the prior year period to $1.5 billion. Revenues in the first quarter 2014 included CVA/DVA of $14 million (compared to negative $9 million in the prior year period).  Excluding CVA/DVA, Citi Holdings revenues increased 58% to $1.4 billion primarily driven by the absence of repurchase reserve builds for representation and warranty claims in the first quarter 2014, as well as higher levels of mark-to-market gains, lower funding costs versus the prior year period and a one-time gain on a debt transaction.  As of the end of the quarter, total Citi Holdings assets were $114 billion, 23% below the prior year period, and represented approximately 6% of total Citigroup assets.

Citi Holdings net loss was $284 million in the first quarter 2014 compared to a net loss of $804 million in the prior year period, driven by the higher revenues and lower net credit losses.  Net credit losses decreased by 44% or $411 million from the prior year period, primarily driven by improvements in the North America mortgage portfolio.  Expenses increased by 2% from the prior year period reflecting higher legal and related costs versus the prior year period ($784 million in the current quarter compared to $646 million in the prior year period).

Citi Holdings allowance for credit losses was $6.1 billion at the end of the first quarter 2014, or 6.76% of loans, compared to $9.4 billion, or 8.73% of loans, in the prior year period.  90+ days delinquent consumer loans in Citi Holdings decreased 28% to $2.7 billion, or 3.28% of loans.

Citicorp Results by Region(a)	Revenues			Income from Continuing Ops.
($ in millions)	1Q’14	4Q’13	1Q’13	1Q’14	4Q’13	1Q’13
North America
Global Consumer Banking	4,783	4,874	5,110	1,020	858	1,074
Institutional Clients Group	3,559	2,325	3,679	1,290	463	1,318
Total North America	$8,342	$7,199	$8,789	$2,310	$1,321	$2,392

EMEA
Global Consumer Banking	347	358	368	15	(1)	1
Institutional Clients Group	2,763	2,053	2,938	768	414	769
Total EMEA	$3,110	$2,411	$3,306	$783	$413	$770

Latin America
Global Consumer Banking	2,268	2,403	2,308	311	371	356
Institutional Clients Group	1,104	1,147	1,232	342	435	478
Total Latin America	$3,372	$3,550	$3,540	$653	$806	$834

Asia
Global Consumer Banking	1,895	1,834	1,960	381	313	394
Institutional Clients Group	1,815	1,684	2,052	569	491	697
Total Asia	$3,710	$3,518	$4,012	$950	$804	$1,091

Corporate/Other	$141	$(41)	$6	$(248)	$(256)	$(165)

Citicorp	$18,675	$16,637	$19,653	$4,448	$3,088	$4,922

Note: Totals may not sum due to rounding.

(a) Excludes, as applicable, CVA / DVA in all periods, the Mexico net fraud loss in 4Q’13 and the tax item in 1Q’14.  For a reconciliation of these measures to reported results, see Appendix B.

Citigroup will host a conference call today at 11:00 AM (EDT).  A live webcast of the presentation, as well as financial results and presentation materials, will be available at http://www.citigroup.com/citi/investor.  Dial-in numbers for the conference call are as follows: (866) 516-9582 in the U.S. and Canada; (973) 409-9210 outside of the U.S. and Canada.  The conference code for both numbers is 11338423.

Citigroup, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

Additional information may be found at www.citigroup.com | Twitter: @Citi | YouTube: www.youtube.com/citi | Blog: http://new.citi.com | Facebook: www.facebook.com/citi | LinkedIn: www.linkedin.com/company/citi

Additional financial, statistical, and business-related information, as well as business and segment trends, is included in a Quarterly Financial Data Supplement.  Both this earnings release and Citigroup’s First Quarter 2014 Quarterly Financial Data Supplement are available on Citigroup’s website at www.citigroup.com.

Certain statements in this release are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  These statements are not guarantees of future results or occurrences.  Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including the precautionary statements included in this release and those contained in Citigroup’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citigroup’s 2013 Annual Report on Form 10-K. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Contacts:

Press:	Mark Costiglio	(212) 559-4114	Investors:	Susan Kendall	(212) 559-2718
			Fixed Income Investors:	Peter Kapp	(212) 559-5091

Appendix A: CVA / DVA

CVA / DVA
($ in millions)	1Q’14	4Q’13	1Q’13

Institutional Clients Group
Counterparty CVA(1)	$(10)	$102	$18
Own-Credit CVA(1)	(29)	(108)	(121)
Derivatives CVA(1)	$(39)	$(6)	$(102)
DVA on Citi Liabilities at Fair Value	32	(159)	(207)
Total Institutional Clients Group CVA / DVA	$(7)	$(165)	$(310)
Citi Holdings
Counterparty CVA(1)	$17	$15	$(1)
Own-Credit CVA(1)	(5)	(11)	(5)
Derivatives CVA(1)	$12	$4	$(6)
DVA on Citi Liabilities at Fair Value	2	(2)	(3)
Total Citi Holdings CVA / DVA	$14	$1	$(9)
Total Citigroup CVA / DVA	$7	$(164)	$(319)

Note:  Totals may not sum due to rounding.

(1)  Net of hedges.

Appendix B: Non-GAAP Financial Measures - Adjusted Items

Citigroup
($ in millions)	1Q’14	4Q’13	1Q’13
Reported Revenues (GAAP)	$20,124	$17,779	$20,248
Impact of:
CVA/DVA	7	(164)	(319)
Adjusted Revenues	$20,117	$17,943	$20,567

Reported Expenses (GAAP)	$12,149	$12,292	$12,288
Impact of:
Net Fraud Loss	—	(360)	—
Adjusted Expenses	$12,149	$11,932	$12,288

Reported Net Income (GAAP)	$3,943	$2,456	$3,808
Impact of:
CVA / DVA	4	(100)	(198)
Credicard	—	189	—
Net Fraud Loss	—	(235)	—
Tax Item	(210)	—	—
Adjusted Net Income	$4,149	$2,602	$4,006
Preferred Dividends	124	71	4
Adjusted Net Income to Common	$4,025	$2,531	$4,002

Reported EPS (GAAP)	$1.23	$0.77	$1.23
Impact of:
CVA / DVA	0.00	(0.03)	(0.06)
Credicard	—	0.06	—
Net Fraud Loss	—	(0.08)	—
Tax Item	(0.07)	—	—
Adjusted EPS	1.30	$0.82	$1.29

Appendix B: Non-GAAP Financial Measures - Adjusted Items (Cont.)

Citicorp
($ in millions)	1Q’14	4Q’13	1Q’13
Reported Revenues (GAAP)	$18,668	$16,472	$19,343
Impact of:
CVA/DVA	(7)	(165)	(310)
Adjusted Revenues	$18,675	$16,637	$19,653

Reported Expenses (GAAP)	$10,605	$10,799	$10,771
Impact of:
Net Fraud Loss	—	(360)	—
Adjusted Expenses	$10,605	$10,439	$10,771

Reported Net Income (GAAP)	$4,227	$2,888	$4,612
Impact of:
CVA/DVA	(4)	(100)	(192)
Credicard	—	189	—
Net Fraud Loss	—	(235)	—
Tax Item	(210)	—	—
Adjusted Net Income	$4,441	$3,034	$4,804

Institutional Clients Group
($ in millions)	1Q’14	4Q’13	1Q’13
Reported Revenues (GAAP)	$9,234	$7,044	$9,591
Impact of:
CVA/DVA	(7)	(165)	(310)
Adjusted Revenues	$9,241	$7,209	$9,901

Reported Expenses (GAAP)	$4,994	$5,245	$5,079
Impact of:
Net Fraud Loss	—	(360)	—
Adjusted Expenses	$4,994	$4,885	$5,079

Reported Net Income (GAAP)	$2,939	$1,450	$3,020
Impact of:
CVA/DVA	(4)	(100)	(192)
Net Fraud Loss	—	(235)	—
Adjusted Net Income	$2,943	$1,785	$3,212

Corp / Other
($ in millions)	1Q’14	4Q’13	1Q’13
Reported Net Income (GAAP)	$(431)	$(101)	$(228)
Impact of:
Credicard	—	189	—
Tax Item	(210)	—	—
Adjusted Net Income	$(221)	$(290)	$(228)

Citi Holdings
($ in millions)	1Q’14	4Q’13	1Q’13
Reported Revenues (GAAP)	$1,456	$1,307	$905
Impact of:
CVA/DVA	14	1	(9)
Adjusted Revenues	$1,442	$1,306	$914

Reported Net Income (GAAP)	$(284)	$(432)	$(804)
Impact of:
CVA / DVA	8	—	(6)
Adjusted Net Income	$(292)	$(432)	$(798)

Appendix C: Non-GAAP Financial Measures - Excluding Impact of FX Translation

Int’l Consumer Banking	1Q’14	4Q’13	1Q’13
Reported Revenues	$4,510	$4,595	$4,636
Impact of FX Translation	—	(72)	(247)
Revenues in Constant Dollars	$4,510	$4,523	$4,389

Reported Expenses	$2,759	$2,879	$2,857
Impact of FX Translation	—	(38)	(140)
Expenses in Constant Dollars	$2,759	$2,841	$2,717

Reported Credit Costs	$778	$792	$748
Impact of FX Translation	—	(13)	(51)
Credit Costs in Constant Dollars	$778	$779	$697

Reported Net Income	$700	$682	$746
Impact of FX Translation	—	(11)	(32)
Net Income in Constant Dollars	$700	$671	$714

EMEA Consumer Banking	1Q’14	4Q’13	1Q’13
Reported Revenues	$347	$358	$368
Impact of FX Translation	—	(9)	(13)
Revenues in Constant Dollars	$347	$349	$355

Reported Expenses	$315	$349	$353
Impact of FX Translation	—	(7)	(12)
Expenses in Constant Dollars	$315	$342	$341

Latam Consumer Banking	1Q’14	4Q’13	1Q’13
Reported Revenues	$2,268	$2,403	$2,308
Impact of FX Translation	—	(46)	(145)
Revenues in Constant Dollars	$2,268	$2,357	$2,163

Reported Expenses	$1,314	$1,381	$1,341
Impact of FX Translation	—	(22)	(83)
Expenses in Constant Dollars	$1,314	$1,359	$1,258

Asia Consumer Banking	1Q’14	4Q’13	1Q’13
Reported Revenues	$1,895	$1,834	$1,960
Impact of FX Translation	—	(17)	(89)
Revenues in Constant Dollars	$1,895	$1,817	$1,871

Reported Expenses	$1,130	$1,149	$1,163
Impact of FX Translation	—	(9)	(45)
Expenses in Constant Dollars	$1,130	$1,140	$1,118

Appendix D: Non-GAAP Financial Measures - Basel III Tier 1 Common Capital and Ratio(1)(2)

($ in millions)	3/31/2014(3)	12/31/2013		3/31/2013

Citigroup’s Common Stockholders’ Equity(4)	$201,350	$197,694		$190,222
Add: Qualifying noncontrolling interests	177	182		164
Regulatory Capital Adjustments and Deductions:
Less:
Accumulated net unrealized losses on cash flow hedges, net of tax(5)	(1,127)	(1,245)		(2,168)
Cumulative change in fair value of financial liabilities attributable to the change in own creditworthiness, net of tax(6)	170	177		361
Intangible Assets:
Goodwill, net of related deferred tax liabilities(7)	24,314	24,518		25,206
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related deferred tax liabilities	4,692	4,950		5,329
Defined benefit pension plan net assets	1,178	1,125		498
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards, excess over 10% / 15% limitations for other DTAs, certain common stock investments, MSRs(8) and other	40,371	42,754		49,905

Total Basel III Tier 1 Common Capital	$131,929	$125,597		$111,255

Basel III Risk-Weighted Assets (RWA)	$1,269,000	$1,242,000	(9)	$1,192,000

Basel III Tier 1 Common ratio	10.4%	10.1	%(9)	9.3%

(1)         Certain reclassifications have been made to prior period presentation to conform to the current period.

(2)         Citi’s estimated Basel III Tier 1 Common ratio and related components as of March 31, 2013 are based on the proposed U.S. Basel III rules, and with full implementation assumed for capital components; whereas December 31, 2013 and after are based on the final U.S. Basel III rules, and with full implementation assumed for capital components.  Estimated Basel III risk-weighted assets are based on the “advanced approaches” for determining total risk-weighted assets for all periods.

(3)         Estimated.

(4)         Excludes issuance costs related to preferred stock outstanding in accordance with Federal Reserve Board regulatory reporting requirements.

(5)         Tier 1 Common Capital is adjusted for accumulated net unrealized gains (losses) on cash flow hedges included in accumulated other comprehensive income that relate to the hedging of items not recognized at fair value on the balance sheet.

(6)         The impact of changes in Citigroup’s own creditworthiness in valuing liabilities for which the fair value option has been elected and own-credit valuation adjustments on derivatives is excluded from Tier 1 Common Capital, in accordance with the final U.S. Basel III rules.

(7)         Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.

(8)         Aside from MSRs, reflects DTAs arising from temporary differences and significant common stock investments in unconsolidated financial institutions.

(9)         4Q’13 estimated Basel III Tier 1 Common ratio adjusted to include, on a pro forma basis, approximately $56B of additional operational risk risk-weighted assets related to Citigroup’s approved exit from Basel III parallel reporting, effective in 2Q’14.  For more information, please see Citigroup’s press release dated February 21, 2014 on its Investor Relations website.

Appendix E: Non-GAAP Financial Measures - Tangible Common Equity

($ in millions, except per share amounts)	Preliminary 3/31/2014
Citigroup’s Total Stockholders’ Equity	$208,462
Less: Preferred Stock	7,218
Common Equity	$201,244
Less:
Goodwill	25,008
Other Intangible Assets (other than MSRs)	4,891
Tangible Common Equity (TCE)	$171,345
Common Shares Outstanding at Quarter-end	3,038
Tangible Book Value Per Share	$56.40

(1) Credit valuation adjustments (CVA) on derivatives (counterparty and own-credit), net of hedges, and debt valuation adjustments (DVA) on Citigroup’s fair value option debt. See Appendix A.  Citigroup’s results of operations, excluding the impact of CVA/DVA, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of CVA/DVA provides a more meaningful depiction of the underlying fundamentals of its businesses impacted by CVA/DVA.  For a reconciliation of these measures to reported results, see Appendix B.

(2) First quarter 2014 results included a $210 million tax charge (recorded in Corporate/Other) related to corporate tax reforms enacted in two states.  These reforms lowered marginal tax rates, resulting in a reduction in Citigroup’s state deferred tax assets.  Citigroup’s results of operations, excluding this tax item, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding this item provides a more meaningful depiction of the underlying fundamentals of its businesses.  For a reconciliation of these measures to reported results, see Appendix B.

(3) First quarter 2014 estimated Basel III Tier 1 Common ratio includes approximately $56 billion of additional operational risk-weighted assets related to Citigroup’s transition to Basel III “advanced approaches” effective in the second quarter 2014.  For additional information, please see Citigroup’s press release dated February 21, 2014 on its Investor Relations website.  Citigroup’s estimated Basel III Tier 1 Common ratio and related components are non-GAAP financial measures. Citigroup believes this ratio and its components provide useful information to investors and others by measuring Citigroup’s progress against future regulatory capital standards.  Citigroup’s estimated Basel III Tier 1 Common ratio and related components are based on its current interpretation, expectations and understanding of the final U.S. Basel III rules and are subject to, among other things, ongoing regulatory review, regulatory approval of Citi’s credit, market and operational risk models, additional refinements, modifications or enhancements (whether required or otherwise) to Citi’s models and further implementation guidance in the U.S.  For the calculation of Citigroup’s estimated Basel III Tier 1 Common ratio, see Appendix D.

(4) Citigroup’s estimated Basel III Supplementary Leverage ratio (SLR) and related components are non-GAAP financial measures.  Citigroup believes this ratio and its components provide useful information to investors and others by measuring Citigroup’s progress against future regulatory capital standards.  Citi’s estimated Basel III SLR, as calculated under the final U.S. Basel III rules, represents the average for the quarter of the three monthly ratios of Tier 1 Capital to Total Leverage Exposure (i.e., the sum of the ratios calculated for January, February and March, divided by three).  Total Leverage Exposure is the sum of:  (1) the carrying value of all on-balance sheet assets less applicable Tier 1 Capital deductions; (2) the potential future exposure on derivative contracts; (3) 10% of the notional amount of unconditionally cancellable commitments; and (4) the notional amount of certain other off-balance sheet exposures (e.g., other commitments and contingencies).  Citigroup’s estimated Basel III SLR and related components are based on its current interpretation, expectations and understanding of the final U.S. Basel III rules and are subject to, among other things, ongoing regulatory review, Citi’s continued review and implementation of the final U.S. Basel III SLR rules and any changes to those rules and further implementation guidance in the U.S.

(5) Tangible book value per share is a non-GAAP financial measure.  Citi believes this ratio provides useful information as it is a capital adequacy metric used by investors and industry analysts. For a reconciliation of this measure to reported results, see Appendix E.

(6) Results of operations excluding the impact of FX translation (constant dollar basis) are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of FX translation is a more meaningful depiction of the underlying fundamentals of its businesses impacted by FX translation.  For a reconciliation of these measures to reported results, see Appendix C.

(7) Hedges on accrual loans reflect the mark-to-market on credit derivatives used to hedge the corporate loan portfolio.  The fixed premium cost of these hedges is included (netted against) the core lending revenues to reflect the cost of the credit protection.  Results of operations excluding the impact of gain/(loss) on loan hedges, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of gain/(loss) on loan hedges is a more meaningful depiction of the underlying fundamentals of its businesses.